Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 16, 2016

RCI HOSPITALITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-13992	76-0458229
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

10959 Cutten Road

Houston, Texas 77066

(Address of principal executive offices, including zip code)

(281) 397-6730

(Registrant’s telephone number, including area code)

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ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2016, our Board of Directors approved certain amendments to our Bylaws, as follows:

•	All references to Rick’s Cabaret International, Inc. were replaced with RCI Hospitality Holdings, Inc. to reflect our name change effected on August 6, 2014.
•	All references to the Texas Business Corporations Act were replaced with references to the Texas Business Organizations Code. The Texas Business Organizations Code was enacted in 2003 and as of January 1, 2010 applies to all Texas corporations, replacing the Texas Business Corporations Act.
•	Section 2.1, “Place of Meetings,” was amended to refine how the place for a meeting of shareholders may be designated and to provide for the holding of shareholder meetings by remote communication, at the discretion of the Board of Directors.
•	Section 2.3, “Special Meetings,” was amended to establish more orderly procedures for calling and holding special meetings of shareholders and provide that, for shareholders to be entitled to call a special meeting, such shareholders must now represent at least 25% of the total number of shares of stock entitled to vote on the matter or matters to be brought before the proposed special meeting. Prior to this amendment, such shareholders needed to represent at least 10%.
•	Section 2.4, “Notice of Meeting,” was amended to clarify and refine the process by which notices for annual and special meetings of shareholders may be given.
•	Section 2.5, “Conduct of Meetings,” was amended to clarify and refine the conduct of meetings of shareholders.
•	Section 2.8, “Adjournments,” was amended to correct a typographical error. If adjournments are more than 30 days, not 60 days, a notice of the adjourned meeting shall be given to each shareholder.
•	Section 2.13, “Advance Notice of Shareholder Proposal,” and Section 2.14, “Compliance with Procedures,” were added to provide advance notice requirements for business to be properly brought before an annual meeting by a shareholder (other than the nomination of a person for election as a director, which is governed by Section 3.12 and Section 3.13 of the Bylaws—see below).
•	Section 2.15, “Meetings by Remote Communication,” was added to clarify how shareholder meetings by remote communication may be held.
•	Section 3.1, “Number, Tenure, and Qualifications,” was amended to remove an obsolete sentence regarding the number of directors.
•	Section 3.3, “Place of Meeting,” was amended to clarify that meetings of the Board may be held at whatever place is specified in the notice or by means of conference telephone or similar telecommunications equipment.
•	Section 3.5, “Special Meetings,” was amended to clarify and refine the process by which special meetings of directors may be called.
•	Section 3.10, “Conduct of Meetings,” was amended to clarify and refine the conduct of meetings of directors.
•	Section 3.11, “Eligibility to Make Nominations,” was added to clarify who is eligible to make nominations of candidates for election as directors at an annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected.
•	Section 3.12, “Procedure for Nominations by Shareholders,” and Section 3.13, “Compliance with Procedures,” were added to provide advance notice requirements for shareholders to nominate candidates for election as directors at an annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected.
•	Section 3.14, “Submission of Questionnaire; Representation and Agreement,” was added to provide that a person must deliver a written questionnaire to us to be eligible to be a nominee for election as a director.
•	Section 7.7, “Facsimile and Electronic Signatures,” was added to clarify that a facsimile or electronic signature of a director or officer is valid.
•	Article Eight, “Indemnification,” was added to clarify that references to “other enterprise” used in Article Nine of our Articles of Incorporation, “Indemnification,” includes, without limitation, any of our subsidiaries.
•	Article Nine, “Notices,” was added to clarify general notices requirements not otherwise set forth within the Bylaws or required by law.

The preceding is qualified in its entirety by reference to our Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference. The preceding amendments to our Bylaws are effective as of March 16, 2016, and any such amendments relating to annual meetings of shareholders, including without limitation advance notice requirements for shareholder proposals and director nominations, will be applicable with respect to our upcoming 2016 Annual Meeting.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

No.	Exhibit

3.1	Amended and Restated Bylaws of RCI Hospitality Holdings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI HOSPITALITY HOLDINGS, INC.

Date: March 16, 2016	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer

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